Exhibit 99.1

Infrastructure Technology Executive to Lead OptiCon/PowerCon Systems Expansion

OptiCon Systems Welcomes New President and CEO

Monday, October 19, 2009 8:00 am ET

St. Petersburg, FL— October 19, 2009 -- OptiCon Systems, Inc. (OTC BB:OPCN.OB - News) a global provider of OSS (Operational Support System) software applications for Communications, Telecommunications and the Power companies, announced today that Paul J. Aiello has joined OptiCon Systems, Inc. as President and CEO. He brings to OptiCon over 25 years of telecommunications, technology and energy related business experience.  Paul has held executive management positions at Progress Energy’s telecommunications subsidiary, Progress Telecom, and Williams Energy’s Williams Communications and WilTel business units, as well as NEC, Intecom, Inc., and the RCA Corporation.

Mr. Aiello was instrumental in the expansion of both Progress Telecom and WilTel’s fiber optic networks, and successfully led their efforts to broaden their Wholesale, International and Wireless Carrier customer base, and prior to both entities being acquired by Level 3 Communications.

At Progress Telecom, Mr. Aiello, as Vice President of Sales & Business Operations, increased monthly recurring revenues by over 40%, developed unique bundled offerings and dramatically improved customer retention.

During his tenure with the Williams Companies, Paul served as Vice President of Sales for Williams Network, Vice President of Strategic & Government Accounts and General Manager for WilTel Communications. While at WilTel, he developed an Outsourcing unit which provided communications infrastructure services to Fortune 500 companies including GE, CNA, Shell, AT&T, Bank of America and Lockheed Martin.

“OptiCon is well positioned to deploy its advanced fiber optic infrastructure management products worldwide and PowerCon has the ability to become a dominant player in the smart power grid management space. I am extremely excited about joining OptiCon and our global opportunities”, Commented Paul regarding his joining OptiCon.

Paul is a recognized leader in start-up, merger and turn around situations, having led revenue growth and strengthening customer retention for several start up and Venture capital backed technology companies.  He has been an integral part of multiple mergers & acquisitions, and has led the integration efforts on numerous occasions. Paul has also led the creation of profitable new business units within larger corporations.

Paul has long standing relationships with telecommunications companies, domestically and internationally, and has been a frequent speaker the major telecommunications industry tradeshows including Comptel, Capacity and MetroConnect.

Most recently Paul served as Senior Vice President and COO of GoVertical Communications, a consulting company providing business planning and talent acquisition services in the technology and construction industries.

Malcolm Welch, OptiCon’s Chairman of the Board said “His diverse management background in operations, sales and marketing, international operations, strategic planning, and outsourcing will greatly benefit OptiCon during our anticipated growth and his expertise in the Telco and Power Company industries make him uniquely suited to lead OptiCon.”

Paul holds a BA from the State University of New York at Albany.

About OptiCon Systems

OptiCon Systems, Inc., through its subsidiary, provides Wireline, Wireless and fiber optics network management solutions offering proprietary state-of-the-art software, professional services and integrated systems. OptiCon Systems have been in use by companies seeking the best solution in managing their networks for the past 10 years. The company's software solutions automate all aspects of the physical and logical layer management, fault detection and delivery of information. The scalability of the software systems permits the Company to target large communications and telecom companies servicing millions of global customers to medium-sized companies managing a single facility. Besides OptiCon Network Manager (ONMS), the company will soon offer PowerCon Energy Systems (PES) that is designed to manage large power networks and facilities for power and alternative energy companies globally. The PES/ONMS isolates (power/fiber) cable cuts, breaks, and faults, and service degradation and other power and optical events to within plus or minus five feet of the event, and produces a global positioning system location for the outage to an approximate five foot section of cable.

For more information, please visit www.opticonsystemsinc.com.

Forward-Looking Statements

This press release may contain forward-looking statements covered within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, plans and timing for the introduction or enhancement of our services and products, statements about future market conditions, supply and demand conditions, and other expectations, intentions and plans contained in this press release that are not historical fact and involve risks and uncertainties. Our expectations regarding future revenues depend upon our ability to develop and supply products and services that we may not produce today and that meet defined specifications. When used in this press release, the words "plan," "expect," "believe," and similar expressions generally identify forward-looking statements. These statements reflect our current expectations. They are subject to a number of risks and uncertainties, including, but not limited to, changes in technology and changes in pervasive markets.

Contact:
     Media Contact:

     OptiCon Systems, Inc.
     investors@opticonsystemsinc.com

Source: OptiCon Systems, Inc.